As filed with the Securities and Exchange Commission on April 6, 2012

File No. 333-179258

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

PRE-EFFECTIVE AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PositiveID Corporation

(Exact name of registrant as specified in its charter)

Delaware	3669	06-1637809
(State or other jurisdiction of	(Primary Standard	(I.R.S. Employer
incorporation or	Industrial	Identification Number)
organization)	Classification Code
Number)

1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445
(561) 805-8008
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

William J. Caragol
Chief Executive Officer
PositiveID Corporation
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445
Phone: (561) 805-8008
Fax: (561) 805-8001

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Tammy Knight, Esq.
Holland & Knight LLP
515 East Las Olas Boulevard, Suite 1200
Fort Lauderdale, Florida 33301
Phone: (954) 525-1000
Fax: (954) 463-2030

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

This Amendment No. 4 to Form S-1 (Registration No. 333-179258) of PositiveID Corporation is being filed solely to include Exhibit 101 as an exhibit to the Registration Statement and to update the Exhibit Index and Item 15 of Part II.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses (other than underwriting discounts and commissions), which, other than the SEC registration fee, are estimates, payable by us in connection with the sale and distribution of the securities registered hereby:

SEC Registration Fee	$618.35
Transfer Agent’s, Trustee’s and Depository’s Fees and Expenses	1,000	*
Accounting Fees and Expenses	3,500
Legal Fees and Expenses	15,000	*
Printing Fees and Expenses	4,000	*
Miscellaneous Expenses	—
Total	$24,118,35	*

*   Estimated

Item 14. Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law, or the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 also provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Notwithstanding the instances outlined above where a corporation may indemnify its current and former directors and officers, a corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such. Correspondingly, we have purchased and maintain insurance on behalf of our directors and officers against any liability asserted against such directors and officers in their capacities as such.

Our certificate of incorporation and by-laws provide that we shall indemnify, to the full extent permitted by law, any of our current or former directors or officers and that we may indemnify, to the full extent permitted by law, any of our current or former employees or agents against all expense, liability and loss incurred as a result of such service, or as a result of any other service on our behalf, or service at our request as a director, officer, employee member or agent of another corporation, partnership, joint venture, trust or other enterprise.

Item 15. Recent Sales of Unregistered Securities

The following list sets forth information regarding all securities sold by us within the past three years that were not registered under the Securities Act:

1)

On March 3, 2009, we entered into a settlement agreement under which we agreed, among other things, to issue 859,599 shares of our common stock to an escrow agent for the benefit of plaintiffs.

2)

On September 21, 2009, we and Receptors, LLC entered into a Development/Master Agreement pursuant to which we issued 200,000 restricted shares of our common stock. On October 6, 2009, we entered into a Development/Master Agreement pursuant to which we issued 150,000 restricted shares of our common stock as payment under the Development/Master Agreement.

3)

Pursuant to a Convertible Preferred Stock Purchase Agreement dated September 29, 2009, between us and Optimus Technology Capital Partners, LLC, or Optimus, we issued two tranches of Series A Preferred Stock of 296 and 166 shares at $10,000 per share in October and November 2009, respectively.  On May 12, 2010, we sent Optimus a notice of our election to convert all of the outstanding shares of Series A Preferred Stock and in connection therewith issued 2,729,452 shares of our common stock to Optimus.

4)

On February 11, 2010, we purchased the assets of Easy Check Medical Diagnostics, LLC.  We issued 300,000 shares of common stock in connection with the purchase.

5)

On March 15, 2010, April 22, 2010, and December 13, 2010, we issued 50,000, 240,000 and 125,000 shares, respectively, of our common stock to Receptors, LLC as consideration for services under the terms of the Amended and Restated Development/Master Agreement, dated February 26, 2010, as amended, between us and Receptors.

6)

On April 30, 2010, we issued 16,000 shares of our common stock to Artemis Strategies, LLC, as consideration for services under the terms of a Service Contract between us and Artemis pursuant to which Artemis would pursue certain government affairs objectives.

7)

On May 4, 2010, January 13, 2011, and January 28, 2011, we issued 230,168 and 22 shares, respectively, of Series B Preferred Stock to Socius Capital Group, LLC under our Preferred Stock Purchase agreement with Socius Capital Group, LLC, dated April 28, 2010, at $10,000 per share.

8)

On July 26, 2010, we issued 25,000 shares of our common stock to Sanford Barrows Group, LLC, as consideration for recruiting services provided to us.

9)

On September 20, 2010, we issued 12,500 shares of our common stock to Kaufman Bros., L.P., as consideration for general financial advisory services and financial analyses.

10)

On February 24, 2011, we issued 200,000 shares of our common stock to Easy Check Medical Diagnostics, LLC for product royalties for successful patent grants and product or license revenues.

11)

On February 24, 2011, we issued 125,000 shares of our common stock to Receptors, LLC in connection with the execution of an amended and restated license agreement.

12)

On March 25, 2011, we issued 65,000 shares of our common stock to Stonegate Securities, Inc. in connection with the execution of an advisory services agreement.

13)

On May 23, 2011, we completed the acquisition of MicroFluidic Systems and issued 2,375,000 shares of our common stock in connection therewith.

14)

On August 15, 2011, we issued 500 shares of Series F Preferred Stock to Ironridge Global III, LLC pursuant to the Preferred Stock Purchase Agreement dated July 27, 2011.

15)

On September 14, 2011, we issued 316,200 shares of our common stock to George M. Shea for advisory services rendered in connection with the acquisition of MicroFluidic Systems.

16)

On September 14, 2011, we issued 316,200 shares of our common stock to Eric M. Oganesoff for advisory services rendered in connection with the acquisition of MicroFluidic Systems.

17)

On September 14, 2011, we issued 29,143 shares of our common stock to Catharine A. Elliot for advisory services rendered in connection with the acquisition of MicroFluidic Systems.

18)

On September 14, 2011, we issued 309,886 shares of our common stock to Focus Securities, LLC for advisory services rendered in connection with the acquisition of MicroFluidic Systems.

19)

On September 20, 2011, we issued 130 shares of Series F Preferred Stock to Ironridge Global III, LLC pursuant to the Preferred Stock Purchase Agreement dated July 27, 2011.

20)

On October 14, 2011, we issued 1,300,000 shares of our common stock to Vista Partners LLC in connection with an advisory services agreement.

21)

On October 17, 2011, we issued 3,500,000 shares of our common stock to Optimus Capital Partners, LLC under Amended and Restated Convertible Preferred Stock Purchase Agreement with Optimus Capital Partners, LLC dated March 14, 2011.

22)

On November 14, 2011, we issued 290 shares of Series F Preferred Stock to Ironridge Global III, LLC pursuant to the Preferred Stock Purchase Agreement dated July 27, 2011.

23)

On November 18, 2011, we issued 290 shares of Series F Preferred Stock to Ironridge Global III, LLC pursuant to the Preferred Stock Purchase Agreement dated July 27, 2011.

24)

On December 5, 2011, we issued 290 shares of Series F Preferred Stock to Ironridge Global III, LLC pursuant to the Preferred Stock Purchase Agreement dated July 27, 2011.

25)

On January 27, 2012, we issued 2,729,452 shares of our common stock to R & R Consulting Partners, LLC in connection with the conversion of our Series C Preferred Stock.

26)

On January 27, 2012, we issued 700,000 shares of our common stock to William J. Caragol in connection with the conversion of our Series C Preferred Stock.

27)

On January 27, 2012, we issued 70,548 shares of our common stock to Scott R. Silverman in connection with the conversion of our Series C Preferred Stock.

28)

On January 27, 2012, we issued 146,787 shares of our common stock to Focus Securities, LLC for advisory services rendered in connection with the acquisition of MicroFluidic Systems.

29)

On January 27, 2012, we issued 149,779 shares of our common stock to George M. Shea for advisory services rendered in connection with the acquisition of MicroFluidic Systems.

30)

On January 27, 2012, we issued 149,779 shares of our common stock to Eric M. Oganesoff for advisory services rendered in connection with the acquisition of MicroFluidic Systems.

31)

On January 27, 2012, we issued 13,805 shares of our common stock to Catharine A. Elliot for advisory services rendered in connection with the acquisition of MicroFluidic Systems.

32)

On January 27, 2012, we issued 18,112,182 shares of our common stock to Scott R. Silverman pursuant to the terms of the Amended and Restated Employment, Consulting and Non-Compete Agreement dated December 8, 2011.

33)

On January 31, 2012, we issued 125,000 shares of our common stock to Dawn Van Zant in connection with an advertising and marketing agreement.

34)

On January 31, 2012, we issued 125,000 shares of our common stock to Callan Van Zant in connection with an advertising and marketing agreement.

35)

On February 1, 2012, we issued 300,000 shares of our common stock to SmallCapVoice.com, Inc. in connection with a financial public relations agreement.

36)

On February 1, 2012, we issued 170,000 shares of our common stock to Levelogic, Inc. in connection with a consulting agreement.

37)

On February 15, 2012, we issued 4,820,125 shares of our common stock to Ironridge Global III , LLC pursuant to the Preferred Stock Purchase Agreement dated as of July 27, 2011.

38)

On February 24, 2012, we issued 250,000 shares of our common stock to First Equity Group, Inc. in connection with the execution of a consulting agreement.

39)

On March 6, 2012, we issued 750,000 shares of our common stock to Blue Wave Advisors, LLC in connection with the execution of a professional services engagement agreement.

40)

On March 21, 2012, we issued 3,515,697 shares of our common stock to Ironridge Global III, LLC pursuant to the Preferred Stock Purchase Agreement dated as of July 27, 2011.

41)

On March 23, 2012, we issued 13,500,000 shares of our common stock to Scott R. Silverman pursuant to the terms of the First Amendment to Amended and Restated Employment, Consulting and Non-Compete Agreement dated March 23, 2012.

42)

On April 2, 2012, we issued 2,529,037 shares of our common stock to Ironridge Global III, LLC pursuant to the Preferred Stock Purchase Agreement dated as of July 27, 2011.

43)

On April 2, 2012, we issued 300,000 shares of our common stock to Optin Resource, Inc. in connection with the execution of a professional services engagement agreement.

We made the foregoing stock issuances in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, except for numbers 25-27, 37, 40 and 42 listed above which were made in reliance upon the exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 16. Exhibits

See Exhibit Index.

Item 17. Undertakings

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida, on April 6, 2012.

POSITIVEID CORPORATION

By:	/s/ William J. Caragol
William J. Caragol
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William J. Caragol	Chairman of the Board of Directors	April 6, 2012
(William J. Caragol)	and Chief Executive Officer (Principal Executive Officer)

/s/ Bryan D. Happ	Senior Vice President and Chief Financial Officer	April 6, 2012
(Bryan D. Happ)	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jeffrey S. Cobb*	Director	April 6, 2012
(Jeffrey S. Cobb)

/s/ Barry M. Edelstein*	Director	April 6, 2012
(Barry M. Edelstein)

/s/ Michael E. Krawitz*	Director	April 6, 2012
(Michael E. Krawitz)

/s/ Ned L. Siegel*	Director	April 6, 2012
(Ned L. Siegel)

By:	* /s/ William J. Caragol
William J. Caragol
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
2.1

Stock Purchase Agreement, dated May 15, 2008, between PositiveID Corporation and The Stanley Works (incorporated by reference to Exhibit 2.1 of the Form 8-K previously filed by PositiveID Corporation on May 16, 2008).

2.2

Voting Agreement, dated May 15, 2008, between Applied Digital Solutions, Inc. and The Stanley Works (incorporated by reference to Exhibit 2.2 of the Form 8-K previously filed by PositiveID Corporation on May 16, 2008).

2.3

Voting Agreement, dated May 15, 2008, between Scott R. Silverman and The Stanley Works (incorporated by reference to Exhibit 2.3 of the Form 8-K previously filed by PositiveID Corporation on May 16, 2008).

2.4

Agreement and Plan of Reorganization dated September 4, 2009, among PositiveID Corporation, Steel Vault Corporation, and VeriChip Acquisition Corp (incorporated by reference to Exhibit 2.1 of the Form 8-K previously filed by PositiveID Corporation on September 8, 2009).

2.5

Amendment No. 1 to Agreement and Plan of Reorganization, dated October 1, 2009, among PositiveID Corporation, Steel Vault Corporation, and VeriChip Acquisition Corp (incorporated by reference to Exhibit 2.1 of the Form 8-K previously filed by PositiveID Corporation on October 1, 2009).

2.6

Asset Purchase Agreement, dated November 12, 2008, among PositiveID Corporation, Digital Angel Corporation and Destron Fearing Corporation (incorporated by reference to Exhibit 10.1 of the Form 10-Q previously filed by PositiveID Corporation on November 14, 2008).

2.7

Voting Agreement, dated November 10, 2009, among Scott R. Silverman, William J. Caragol, Jared Shaw, R & R Consulting Partners LLC and Blue Moon Energy Partners, LLC (incorporated by reference to Exhibit 2.7 of the Form 10-K previously filed by PositiveID Corporation on March 19, 2010).

2.8

Stock Purchase Agreement, dated May 9, 2011 among PositiveID Corporation, MicroFluidic Systems and the individuals named therein (incorporated by reference to Exhibit 2.1 of the Form 8-K previously filed by PositiveID Corporation on May 12, 2011).

2.9

First Amendment to Stock Purchase Agreement, dated May 23, 2011, among PositiveID Corporation, MicroFluidic Systems and the individuals named therein (incorporated by reference to Exhibit 2.1 of the Form 8-K previously filed by PositiveID Corporation on May 25, 2011).

2.10

Asset Purchase Agreement, dated July 22, 2011, among PositiveID Corporation, National Credit Report.com, LLC and CoreLogic Credco, LLC (incorporated by reference to Exhibit 2.1 of the Form 8-K previously filed by PositiveID Corporation on July 25, 2011).

3.1

Second Amended and Restated Certificate of Incorporation of PositiveID Corporation filed with the Secretary of State of Delaware on December 18, 2006, as amended on November 10, 2009 and January 27, 2012 (incorporated by reference to Exhibit 3.1 of the Form 8-K previously filed by PositiveID Corporation on January 27, 2012).

3.2

Amended and Restated By-laws of PositiveID Corporation adopted as of December 12, 2005, as amended on March 16, 2010 (incorporated by reference to Exhibit 3.2 of the Form 10-K previously filed by PositiveID Corporation on March 19, 2010).

3.3	Certificate of Designations of Series H Preferred Stock (incorporated by reference to Exhibit 10.1of the Form 8-K previously filed by PositiveID Corporation on January 13, 2012).
4.1	Form of Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Form 10-K previously filed by PositiveID Corporation on March 19, 2010).
5.1**	Legal Opinion of Holland & Knight LLP
10.1*

VeriChip Corporation 2002 Flexible Stock Plan, as amended through December 21, 2006 (incorporated by reference to Exhibit 10.1 of the Form 10-K previously filed by PositiveID Corporation on April 2, 2007).

10.2*

VeriChip Corporation 2005 Flexible Stock Plan, as amended through December 21, 2006 (incorporated by reference to Exhibit 10.2 of the Form 10-K previously filed by PositiveID Corporation on April 2, 2007).

10.3*	VeriChip Corporation 2007 Stock Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.24 of the Form 10-K previously filed by PositiveID Corporation on February 12, 2009).
10.4*

VeriChip Corporation 2009 Stock Incentive Plan (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-8 previously filed by PositiveID Corporation on November 12, 2009) (Registration No. 333-163066).

10.5*	VeriGreen Energy Corporation 2009 Flexible Stock Plan (incorporated by reference to Exhibit 10.3 of the Form 10-Q previously filed by PositiveID Corporation on May 14, 2009).
10.6*	PositiveID Animal Health Corporation 2010 Flexible Stock Plan (incorporated by reference to Exhibit 10.6 of the Form 10-K previously filed by PositiveID Corporation on March 19, 2010).

10.7*

PositiveID Corporation 2011 Stock Incentive Plan incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-8 previously filed by PositiveID Corporation on September 7, 2011) (Registration No. 333-176716).

10.8*

Syscomm International Corporation 2001 Flexible Stock Plan, as amended and restated (incorporated by reference to Exhibit 4.1 of the Post Effective Amendment No. 1 on Form S-8 to S-4 previously filed by PositiveID Corporation on November 12, 2009) (Registration Statement No. 333-161991).

10.9*

Form of Restricted Stock Award Agreement under the 2002/2005 Flexible Stock Plan (incorporated by reference to Exhibit 10.3 of the Form 10-K previously filed by PositiveID Corporation on April 2, 2007).

10.10*

Form of Non-Qualified Stock Option Award Agreement under the 2002/2005 Flexible Stock Plan (incorporated by reference to Exhibit 10.4 of the Form 10-K previously filed by PositiveID Corporation on April 2, 2007).

10.11*

Form of Non-Qualified Option Award Agreement under the VeriChip Corporation 2007 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Form 10-Q previously filed by PositiveID Corporation on August 8, 2007).

10.12*

Form of Stock Award Agreement under the VeriChip Corporation 2007 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Form 10-Q previously filed by PositiveID Corporation on November 8, 2007).

10.13*

Form of Non-Qualified Option Award Agreement under the VeriChip Corporation 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.12 of the Form 10-K previously filed by PositiveID Corporation on March 19, 2010).

10.14*

Form of Stock Award Agreement under the VeriChip Corporation 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.13 of the Form 10-K previously filed by PositiveID Corporation on March 19, 2010).

10.15*

Form of Restricted Stock Award Agreement under the VeriGreen Energy Corporation 2009 Flexible Stock Plan (incorporated by reference to Exhibit 10.14 of the Form 10-K previously filed by PositiveID Corporation on March 19, 2010).

10.16*

Form of Non-Qualified Stock Option Award Agreement under the VeriGreen Energy Corporation 2009 Flexible Stock Plan (incorporated by reference to Exhibit 10.15 of the Form 10-K previously filed by PositiveID Corporation on March 19, 2010).

10.17*

Form of Restricted Stock Award Agreement under the PositiveID Animal Health Corporation 2010 Flexible Stock Plan (incorporated by reference to Exhibit 10.16 of the Form 10-K previously filed by PositiveID Corporation on March 19, 2010).

10.18*

Form of Non-Qualified Stock Option Award Agreement under PositiveID Animal Health Corporation 2010 Flexible Stock Plan (incorporated by reference to Exhibit 10.17 of the Form 10-K previously filed by PositiveID Corporation on March 19, 2010).

10.19*

Form of Restricted Stock Award Agreement under the Syscomm International Corporation 2001 Flexible Stock Plan, as amended and restated (incorporated by reference to Exhibit 10.18 of the Form 10-K previously filed by PositiveID Corporation on March 19, 2010).

10.20*

Form of Non-Qualified Stock Option Award Agreement under the Syscomm International Corporation 2001 Flexible Stock Plan, as amended and restated (incorporated by reference to Exhibit 10.19 of the Form 10-K previously filed by PositiveID Corporation on March 19, 2010).

10.21*

Letter Agreement, dated March 27, 2009, between PositiveID Corporation and William J. Caragol (incorporated by reference to Exhibit 10.1 of the Form 8-K previously filed by PositiveID Corporation on March 30, 2009).

10.22

Letter Agreement, dated May 15, 2008, between PositiveID Corporation and Digital Angel Corporation (incorporated by reference to Exhibit 10.2 of the Form 8-K previously filed by PositiveID Corporation on May 16, 2008).

10.23*

PositiveID Corporation Employment and Non-Compete Agreement between the Company and Scott R. Silverman dated November 11, 2010 (incorporated by reference to Exhibit 10.1 of the Form 10-Q previously filed by PositiveID Corporation on November 12, 2010).

10.24*

PositiveID Corporation Employment and Non-Compete Agreement between the Company and William J. Caragol dated November 11, 2010 (incorporated by reference to Exhibit 10.2 of the Form 10-Q previously filed by PositiveID Corporation on November 12, 2010).

10.25

Guarantee, dated May 15, 2008, between Digital Angel Corporation and The Stanley Works (incorporated by reference to Exhibit 10.1 of the Form 8-K previously filed by PositiveID Corporation on May 16, 2008).

10.26

Settlement Agreement and General Release, dated March 3, 2009, among PositiveID Corporation, Jerome C. Artigliere, Clark & Martino, P.A., Baker & Hostetler, LLP, Digital Angel Corporation, Scott Silverman, Michael Krawitz and Kevin McLaughlin (incorporated by reference to Exhibit 10.1 of the Form 10-Q previously filed by PositiveID Corporation on May 14, 2009).

10.27†

Development and Supply Agreement, dated March 17, 2009, between PositiveID Corporation and Medical Components, Inc. (incorporated by reference to Exhibit 10.2 of the Form 10-Q previously filed by PositiveID Corporation on May 14, 2009).

10.28

Secured Convertible Promissory Note, dated June 4, 2009, between Steel Vault Corporation and PositiveID Corporation (incorporated by reference to Exhibit 10.1 of the Form 10-Q previously filed by PositiveID Corporation on August 13, 2009).

10.29

Common Stock Purchase Warrant, dated June 4, 2009, between Steel Vault Corporation and PositiveID Corporation (incorporated by reference to Exhibit 10.2 of the Form 10-Q previously filed by PositiveID Corporation on August 13, 2009).

10.30

Convertible Note and Warrant Subscription Agreement, dated June 4, 2009, between Steel Vault Corporation and PositiveID Corporation (incorporated by reference to Exhibit 10.3 of the Form 10-Q previously filed by PositiveID Corporation on August 13, 2009).

10.31

Security Agreement, dated June 4, 2009, between Steel Vault Corporation and PositiveID Corporation (incorporated by reference to Exhibit 10.4 of the Form 10-Q previously filed by PositiveID Corporation on August 13, 2009).

10.32

Security Agreement, dated June 4, 2009, between National Credit Report.com, LLC and PositiveID Corporation (incorporated by reference to Exhibit 10.5 of the Form 10-Q previously filed by PositiveID Corporation on August 13, 2009).

10.33

Subordination and Intercreditor Agreement, dated June 4, 2009, between Blue Moon Energy Partners LLC and PositiveID Corporation (incorporated by reference to Exhibit 10.6 of the Form 10-Q previously filed by PositiveID Corporation on August 13, 2009).

10.34

Common Stock Purchase Warrant, dated June 4, 2009, between Steel Vault Corporation and William J. Caragol (incorporated by reference to Exhibit 10.7 of the Form 10-Q previously filed by PositiveID Corporation on August 13, 2009).

10.35

Guaranty of Collection, dated June 4, 2009, among Steel Vault Corporation, William J. Caragol and PositiveID Corporation (incorporated by reference to Exhibit 10.8 of the Form 10-Q previously filed by PositiveID Corporation on August 13, 2009).

10.36

Secured Convertible Promissory Note, dated March 20, 2009, between Steel Vault Corporation and Blue Moon Energy Partners LLC (incorporated by reference to Exhibit 10.41 of the Form 10-K previously filed by PositiveID Corporation on March 19, 2010).

10.37

Security Agreement, dated March 20, 2009, between Steel Vault Corporation and Blue Moon Energy Partners LLC (incorporated by reference to Exhibit 10.42 of the Form 10-K previously filed by PositiveID Corporation on March 19, 2010).

10.38

Warrant to Purchase Common Stock of Steel Vault Corporation, dated March 20, 2009, given to Blue Moon Energy Partners LLC (incorporated by reference to Exhibit 10.43 of the Form 10-K previously filed by PositiveID Corporation on March 19, 2010).

10.39

License Agreement, dated September 21, 2009, between PositiveID Corporation and Receptors LLC (incorporated by reference to Exhibit 10.1 of the Form 10-Q previously filed by PositiveID Corporation on November 12, 2009).

10.40

Development/Master Agreement, dated September 21, 2009, between PositiveID Corporation and Receptors LLC (incorporated by reference to Exhibit 10.2 of the Form 10-Q previously filed by PositiveID Corporation on November 12, 2009).

10.41

First Amendment to Development/Master Agreement, dated April 22, 2010, between PositiveID Corporation and Receptors LLC (incorporated by reference to Exhibit 10.1 of the Form 10-Q previously filed by PositiveID Corporation on May 6, 2010).

10.42

Convertible Preferred Stock Purchase Agreement, dated September 29, 2009, between PositiveID Corporation and Optimus Capital Partners, LLC (incorporated by reference to Exhibit 10.1 of the Form 8-K previously filed by PositiveID Corporation on September 29, 2009).

10.43

Amended and Restated Convertible Preferred Stock Purchase Agreement, dated March 14, 2011, between PositiveID Corporation and Optimus Capital Partners, LLC (incorporated by reference to Exhibit 10.1 of the Form 8-K previously filed by PositiveID Corporation on March 14, 2011).

10.44

Preferred Stock Purchase Agreement, dated April 28, 2010, between PositiveID Corporation and Socius Capital Group, LLC (incorporated by reference to Exhibit 10.1 of the Form 8-K previously filed by PositiveID Corporation on April 29, 2010).

10.45

Stock Purchase Agreement, dated April 28, 2010, between PositiveID Corporation and Socius CG II, Ltd. (incorporated by reference to Exhibit 10.2 of the Form 8-K previously filed by PositiveID Corporation on April 29, 2010).

10.46

License Agreement, dated October 6, 2009, between PositiveID Corporation and Receptors LLC (incorporated by reference to Exhibit 10.4 of the Form 10-Q previously filed by PositiveID Corporation on November 12, 2009).

10.47

Development/Master Agreement, dated October 6, 2009, between PositiveID Corporation and Receptors LLC (incorporated by reference to Exhibit 10.5 of the Form 10-Q previously filed by PositiveID Corporation on November 12, 2009).

10.48

Amended and Restated License Agreement, dated February 26, 2010, between PositiveID Corporation and Receptors LLC (incorporated by reference to Exhibit 10.49 of the Form 10-K previously filed by PositiveID Corporation on March 19, 2010).

10.49

Amended and Restated Development/Master Agreement, dated February 26, 2010, between PositiveID Corporation and Receptors LLC (incorporated by reference to Exhibit 10.50 of the Form 10-K previously filed by PositiveID Corporation on March 19, 2010).

10.50†

AT&T Machine to Machine Wireless Communications Agreement, dated January 24, 2011, between PositiveID Corporation and AT&T Mobility II, LLC (incorporated by reference to Exhibit 10.49 of the Form 10-K previously filed by PositiveID Corporation on March 25, 2011).

10.51†

Raytheon Microelectronics Proposal for the Manufacturing and Test of Transponder RFID S100, dated as of February 24, 2011, between PositiveID Corporation and Raytheon Microelectronics España S.A. (incorporated by reference to Exhibit 10.50 of the Form 10-K previously filed by PositiveID Corporation on March 25, 2011).

10.52

Preferred Stock Purchase Agreement, dated July 27, 2011, between PositiveID Corporation and Ironridge Global III, LLC (incorporated by reference to Exhibit 10.1 of the Form 8-K previously filed by PositiveID Corporation on July 28, 2011).

10.53

Waiver to Preferred Stock Purchase Agreement, dated August 12, 2011, between PositiveID Corporation and Ironridge Global III, LLC (incorporated by reference to Exhibit 10.1 of the Form 10-Q previously filed by PositiveID Corporation on August 15, 2011).

10.54

Common Stock Purchase Agreement, dated July 27, 2011, between PositiveID Corporation and Ironridge Global IV, Ltd. (incorporated by reference to Exhibit 10.2 of the Form 8-K previously filed by PositiveID Corporation on July 28, 2011).

10.55

Stock Purchase Agreement, dated July 27, 2011, between PositiveID Corporation and Ironridge Global IV, Ltd. (incorporated by reference to Exhibit 10.3 of the Form 8-K previously filed by PositiveID Corporation on July 28, 2011).

10.56

First Amendment to Stock Purchase Agreement, dated August 29, 2011, between PositiveID Corporation and Ironridge Global IV, Ltd. (incorporated by reference to Exhibit 10.55 of the Form S-1 previously filed by PositiveID Corporation on August 29, 2011).

10.57

First Amendment to Preferred Stock Purchase Agreement, dated September 16, 2011, between PositiveID Corporation and Ironridge Global III, LLC for Series F Preferred Stock (incorporated by reference to Exhibit 10.5 of the Form 10-Q previously filed by PositiveID Corporation on November 14, 2011).

10.58*

First Amendment to PositiveID Corporation Employment and Non-Compete Agreement, dated September 30, 2011 between PositiveID Corporation and Scott R. Silverman. (incorporated by reference to Exhibit 10.2 of the Form 8-K previously filed by PositiveID Corporation on September 30, 2011).

10.59*

Employment and Non-Compete Agreement, dated September 30, 2011 between PositiveID Corporation and Bryan D. Happ (incorporated by reference to Exhibit 10.1 of the Form 8-K previously filed by PositiveID Corporation on September 30, 2011).

10.60*

Amended and Restated Employment, Consulting and Non-Compete Agreement, dated December 8, 2011 between PositiveID Corporation and Scott R. Silverman (incorporated by reference to Exhibit 10.1 of the Form 8-K previously filed by PositiveID Corporation on December 9, 2011).

10.61

Security Agreement dated December 8, 2011 between PositiveID Corporation and Scott R. Silverman (incorporated by reference to Exhibit incorporated by reference to Exhibit 10.2 of the Form 8-K previously filed by PositiveID Corporation on December 9, 2011).

10.62*

First Amendment to Employment and Non-Compete Agreement dated December 7, 2011 between PositiveID Corporation and William J. Caragol (incorporated by reference to Exhibit 10.3 of the Form 8-K previously filed by PositiveID Corporation on December 9, 2011).

10.63

Preferred Stock Purchase Agreement, dated January 13, 2012, between PositiveID Corporation and Ironridge Technology Co. for Series H Preferred Stock (incorporated by reference to Exhibit 10.1 of the Form 8-K previously filed by PositiveID Corporation on January 13, 2012).

10.64

Securities Purchase Agreement, dated January 13, 2012, between PositiveID Corporation and Ironridge Technology Co. (incorporated by reference to Exhibit 10.2 of the Form 8-K previously filed by PositiveID Corporation on January 13, 2012).

10.65

Stock Purchase Agreement, dated January 11, 2012, between PositiveID Corporation and VeriTeQ Acquisition Corporation (incorporated by reference to Exhibit 10.64 of the Form S-1 previously filed by PositiveID Corporation on January 25, 2012).

10.66

Secured Promissory Note, dated January 11, 2012, between PositiveID Corporation and VeriTeQ Acquisition Corporation (incorporated by reference to Exhibit 10.65 of the Form S-1 previously filed by PositiveID Corporation on January 25, 2012).

10.67

Security Agreement, dated January 11, 2012, between PositiveID Corporation and VeriTeQ Acquisition Corporation (incorporated by reference to Exhibit 10.66 of the Form S-1 previously filed by PositiveID Corporation on January 25, 2012).

10.68

License Agreement, dated January 11, 2012, between PositiveID Corporation and VeriTeQ Acquisition Corporation (incorporated by reference to Exhibit 10.67 of the Form S-1 previously filed by PositiveID Corporation on January 25, 2012).

10.69

Shared Services Agreement, dated January 11,  2012, between PositiveID Corporation and VeriTeQ Acquisition Corporation (incorporated by reference to Exhibit 10.68 of the Form S-1 previously filed by PositiveID Corporation on January 25, 2012).

10.70

Registration Rights Agreement, dated January 13, 2012, between PositiveID Corporation and Ironridge Technology Co. (incorporated by reference to Exhibit 10.3 of the Form 8-K previously filed by PositiveID Corporation on January 13, 2012).

10.71

First Amendment to Amended and Restated Employment, Consulting and Non-Compete Agreement, dated March 23, 2012, between the PositiveID Corporation and Scott R. Silverman (incorporated by reference to Exhibit 10.70 of the Form 10-K previously filed by PositiveID Corporation on March 28, 2012).

21.1	List of Subsidiaries of PositiveID Corporation (incorporated by reference to Exhibit 21.1 of the Form S-1 previously filed by PositiveID Corporation on January 31, 2012).
23.1	Consent of EisnerAmper LLP **
23.2	Consent of Holland & Knight LLP (included in Exhibit 5.1) **
24.1	Power of Attorney **
101.INS***	XBRL Instance Document.
101.SCH***	XBRL Taxonomy Extension Schema Document.
101.CAL***	XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF***	XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB***	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE***	XBRL Taxonomy Extension Presentation Linkbase Document.

*     Management contract or compensatory plan.

†     Confidential treatment has been obtained with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

**   Previously filed.

*** XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not otherwise subject to liability under these Sections.